AMENDED AND RESTATED PROMISSORY NOTE



$407,500.00                                               Pennsauken, New Jersey
                                                          April ____, 2001

         WHEREAS, the undersigned, REINK IMAGING USA, LTD., a Delaware corporation, having an office and its principal place of business at 2550 Haddonfield Road, Pennsauken, New Jersey (hereinafter called "Maker"), is the Maker under that certain promissory note dated February 25, 2000, in favor of BARRINGTON BANK INTERNATIONAL LIMITED (hereinafter called "Payee") in face amount of $1,000,000.00 (the "Original Note");

         WHEREAS, Maker has paid a portion of the amounts owing under the Original Note but has been in default under the Original Note since (at the latest) November 25, 2000; and

         WHEREAS, Payee has granted one or more indulgences with respect to Maker's obligations under the Original Note; and

         WHEREAS, Maker is providing this Amended and Restated Promissory Note (this "Note") to reflect the revised obligations agreed to by Maker and Payee;

         NOW, THEREFORE, the Original Note is hereby amended and restated as follows:

         FOR VALUE RECEIVED, Maker hereby promises to pay to Payee, or order of Payee, at Payee's principal office, or at such other place as may be designated from time to time in writing by Payee, the sum of Four Hundred Seven Thousand Five Hundred Dollars ($407,500.00), in lawful money of the United States of America, together with interest on the Principal Balance from the date of this Note to and including the date this Note is paid in full calculated in the manner hereinafter set forth.

1. The following terms as used in this Note shall have the following meanings:

(a)      The term "Business Day" shall mean any day except (i) Saturday,
         (ii) Sunday, and (iii) any other day which is a legal holiday under the laws of the State of New Jersey.

(b) The term "Interest Payment Date" shall mean (1) any day on which Maker repays all or any portion of the Principal Balance under Section 2.c or 2.d hereof, and (2) the Maturity Date. If an Interest Payment Date is not a Business Day, then interest shall be payable on the next Business Day, which interest payment shall include interest accrued through the date of such interest payment.

(c) The term "Loan Agreement" shall mean that certain Loan Agreement dated February 25, 2000, as amended by Amendment No. 1 to Loan Documents dated the date hereof, each by and between Maker, as Borrower, and Payee, as Lender, pursuant to which Maker has issued this Note. For greater certainty, this Note is the note referred to in the

         Loan Agreement. All terms capitalized herein but not defined herein shall have the respective meaning set forth in the Loan Agreement.

(d)      The term "Maturity Date" shall mean October 31, 2001.

(e) The term "Principal Balance" shall mean the outstanding principal balance of this Note from time to time. The Principal Balance shall initially be Four Hundred Seven Thousand Five Hundred United States Dollars ($407,500.00).

2.       Payment Terms.

(a) The Principal Balance, together with all interest accrued and unpaid thereon, calculated in the manner hereinafter set forth, and all other sums due under this Note (collectively sometimes referred to as the "Indebtedness"), shall be due and payable as set forth in this
         Section 2.

(b) In the event that an Event of Default (as defined in the Loan Agreement) has occurred at any time or from time to time prior to the Maturity Date, the Principal Balance, together with accrued and unpaid interest and all other amounts due hereunder shall immediately become due and payable if so declared by Payee (subject to any notice or cure periods contained in the Loan Agreement with respect to non-monetary obligations).

(c) In addition to the payments of principal required under this Note under Section 2.d. below, Maker may repay the outstanding Principal Balance of this Note, in whole or in part, without penalty or premium, at any time and from time to time prior to the Maturity Date, together with accrued and unpaid interest to the date of such prepayment on the amount prepaid. All such repayments made pursuant to the immediately preceding sentence shall be applied to the Principal Balance in reverse order (i.e., the first such repayment shall be applied to the payment due on October 31, 2001, and so forth).

(d) Maker shall repay the Principal Balance in accordance with Schedule A attached hereto and made a part hereof. All of such payments shall be accompanied by accrued and unpaid interest on the portion of the Principal Balance being repaid at such time. If any date specified on Schedule A is not a Business Day, then the respective payment shall be payable on the next succeeding Business Day.

3. Interest shall accrue on the Principal Balance from the date hereof through the Maturity Date at the rate of fourteen percent (14%) per annum. Notwithstanding anything herein to the contrary, (i) if Payee accelerates this Note pursuant to Section 7 of the Loan Agreement or
         Section 2.b. hereof, or (ii) if any payment of a portion of the Principal Balance due hereunder is not paid on the respective payment "due date," then after such acceleration or such payment due date, as the case may be, Maker shall thereafter pay interest on the Principal Balance from the respective date thereof until the date the Principal Balance is paid in full, at a rate per annum equal to the rate specified in the first sentence of this paragraph plus two percent (2%) (the "Default Rate"). Interest shall be calculated daily on the basis

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

         of a three hundred sixty (360) day year.

4.       Interest shall be payable on each Interest Payment Date.

5.       TIME SHALL BE OF THE ESSENCE of this Note.

6. All payments hereunder shall be applied: first, to the payment of fees and other charges then due or payable under this Note, second, to accrued and unpaid interest and third, any balance shall be applied in reduction of the Principal Balance.

7. The obligation of Maker to make the payments hereunder shall be absolute and unconditional, and, except as provided below, each payment of principal and interest hereunder shall be paid when due without abatement, limitation, deduction or setoff of any kind or nature or for any cause whatsoever. With respect to any interest payment made by Maker to Payee, Maker shall withhold from such interest payment and remit to the Internal Revenue Service, on a timely basis, the U.S. Federal income tax required to be withheld on such payment under
         Section 1442 of the Internal Revenue Code of 1986, as amended. Maker shall furnish to Payee within 45 days after the date the payment of any such withholding tax is due certified copies of tax receipts evidencing such payment by Maker. Maker acknowledges the prior receipt from Payee of a Form 1001 (Ownership, Exception, or Reduced Rate Certificate).

8. Except as otherwise provided, Maker hereby waives presentment of payment, demand, protest, notice of non-payment or dishonor and of protest, and any and all other notices and demands whatsoever, and agrees to remain bound, and to perform and comply with each of the terms, covenants and provisions contained herein until the Indebtedness is paid in full notwithstanding any extensions of time for payment that may be granted, even though the period of extension be indefinite, or any inaction by, or failure to assert any legal right available to Payee. No alteration, amendment or waiver of any provision of this Note made by agreement between Payee and any other person or entity shall release, discharge, modify or affect the liability of Maker under this Note.

9. Maker hereby waives the benefit of any law that now or hereafter might authorize the stay of any execution issued on any judgment recovered on this Note or the exemption of any property of Maker from levy or sale thereunder. Maker also waives and releases unto Payee all errors, defects, and imperfections of proceedings relating thereto.

10. None of the rights and remedies of Payee herein shall be waived or affected by Payee's failure or delay, if any, to exercise them, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof. All remedies conferred on Payee by law or by this Note or by any other instrument or agreement shall be cumulative, concurrently or consecutively at Payee's option, and shall not be exclusive of any remedies provided at law.

11.      The unenforceability, invalidity or illegality of any provision of this


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

         Note shall not affect the   enforceability, validity or legality of any
         other provision hereof.

12. This Note shall be governed by, construed, and enforced in accordance with the laws and judicial decisions of the State of New Jersey, without regard for choice of law principles, except as required by mandatory provisions of applicable law.

13. Maker shall further pay to Payee on demand all costs and expenses in connection with the preparation, execution and delivery of this Note including, without limitation, the reasonable fees and out-of-pocket expenses of counsel of Payee with respect thereto and with respect to advising Payee as to its rights and responsibilities under this Note and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Note.

14. Maker does hereby expressly warrant and represent that there is not as of the date hereof any contract, agreement, or understanding, written or oral, between Maker and any person or entity whatsoever that in any manner limits or affects the liability of Maker hereunder, nor shall Maker enter into any such contract, agreement, or understanding prior to the payment in full of the Indebtedness.

15. All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid, or agreed to be paid to Payee hereof for the use, forbearance, or detention of the money to be loaned hereunder or otherwise or for the payment or the performance of any covenant or obligation contained herein or in any other document that evidences secures or pertains to the indebtedness evidenced hereby, exceed the
         maximum  amount  permissible under  applicable  law.   If  from  any
         circumstances whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Payee shall ever receive as interest or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the Principal Balance, and not to the payment of interest, or if such excessive interest exceeds the Principal Balance, such excess shall be refunded to Maker.

16. Any notices, demands, certifications, requests, communications or the like required to be given hereunder shall be in writing and shall be deemed to have been validly served, given or delivered if given in accordance with the Loan Agreement.

17. This Note may not be changed, terminated or modified orally or in any manner other than by an agreement in writing signed by the party or parties sought to be charged therewith.

                            [Signature Page is Next]

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



         IN WITNESS WHEREOF, this Note has been duly executed by Maker on the day and year first above written.


                                                   REINK IMAGING USA, LTD.


                                                   By:__________________________
                                                      Name:
                                                      Title:


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








                                   SCHEDULE A

                           REINK PAYMENTS OF PRINCIPAL


                                                     Principal To
                                                     Date Be Repaid

                           4/15/01                   $ 28,572.00
                           4/30/01                   $  28,572.00
                           5/15/01                   $  28,572.00
                           5/31/01                   $  28,572.00
                           6/15/01                   $  28,572.00
                           6/30/01                   $  28,572.00
                           7/15/01                   $  28,571.00
                           7/30/01                   $  28,571.00
                           8/15/01                   $  28,571.00
                           8/31/01                   $  28,571.00
                           9/15/01                   $  28,571.00
                           9/30/01                   $  28,571.00
                          10/15/01                   $  28,571.00
                          10/31/01 (Maturity Date)   $  36,071.00
                                                     ------------

                                    TOTAL:            $407,500.00